Exhibit 10.3

EXECUTION VERSION

Cooperation Agreement

This Cooperation Agreement (this “Agreement”) dated as of December 14, 2017, is by and between GenOn Energy, Inc. (“GenOn”) and NRG Energy, Inc. (“NRG”); and

WHEREAS, NRG and GenOn are parties to the Restructuring Support Agreement dated June 12, 2017 (the “Restructuring Support Agreement”), which provides that GenOn and NRG will cooperate to maximize the value of certain development projects and assets implicated by such development projects.

NOW THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto (together, the “Parties” and each a “Party”) hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“Affiliates” means, with respect to any Person, (a) each Person that such Person Controls, (b) each Person that Controls such Person, and (c) each Person that is under common Control with such Person; provided, that GenOn and NRG shall not be deemed Affiliates for purposes of this Agreement.

“Agreement” has the meaning set forth in the preamble.

“Avon Lake” means NRG Power Midwest LP’s power station located in Avon Lake, Ohio.

“Avon Lake Assignment” has the meaning set forth in Section 2.2(b).

“Avon Lake Option” has the meaning set forth in Section 2.1(c).

“Avon Lake Option Closing” has the meaning set forth in Section 2.2(b).

“Avon Lake Option Notice” has the meaning set forth in Section 2.2(b).

“Avon Lake Option Period” has the meaning set forth in Section 2.1(c).

“Avon Lake Option Price” has the meaning set forth in Section 2.1(c).

“Avon Lake Pipeline” means that certain proposed pipeline owned and under development by NRG Ohio Pipeline Company LLC that would provide a means to supply natural gas to Avon Lake.

“Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of Texas or such other court having jurisdiction over the Chapter 11 Cases.

“Business Day” means any day other than a Saturday, Sunday or a statutory holiday on which federal banks in the State of New York are closed.

“Canal 1 and 2” means the Canal generating station owned by NRG Canal LLC and located near Sandwich, Massachusetts.

“Canal 3” means the development stage project that will consist of an approximately 333MW electricity generating facility located in Sandwich, MA.

“Canal 3 Agreements” means collectively: the (1) Option and Lease Agreement, dated March 31, 2016, by and between NRG Canal LLC and NRG Canal 3 Development LLC; (2) Operation and Maintenance Agreement, dated December 16, 2016, by and between NRG Canal LLC and NRG Canal 3 Development LLC; and (3) Shared Facilities Agreement, dated December 16, 2016, by and between NRG Canal LLC and NRG Canal 3 Development, each as amended, modified and supplemented from time to time.

“Canal 3 Assignment” has the meaning set forth in Section 2.2(a).

“Canal 3 Development LLC” has the meaning set forth in Section 2.1(a).

“Canal 3 Development Schedule” has the meaning set forth in Section 2.1(b).

“Canal 3 Option” has the meaning set forth in Section 2.1(a).

“Canal 3 Option Closing” has the meaning set forth in Section 2.2(a).

“Canal 3 Option Notice” has the meaning set forth in Section 2.2(a).

“Canal 3 Option Period” has the meaning set forth in Section 2.1(a).

“Canal 3 Option Price” has the meaning set forth in Section 2.1(a).

“Chapter 11 Cases” means the procedurally consolidated and jointly administered Chapter 11 cases pending in the Bankruptcy Court in respect of GenOn and certain of its direct and indirect subsidiaries, styled as In re GenOn Energy, Inc. et al. Case No. 17-33695.

“Confidential Information” has the meaning set forth in Section 4.1(b).

“Confirmation Order” means the order of the Bankruptcy Court confirming the Plan under Section 1129 of the Bankruptcy Code, consistent with the Restructuring Support Agreement.

“Control” means the possession, directly or indirectly, through one or more intermediaries, of either of the following:

(a)(i) in the case of a corporation, more than 50% of the outstanding voting securities thereof; (ii) in the case of a limited liability company, partnership, limited partnership or venture, the right to more than 50% of the distributions therefrom (including liquidating distributions); (iii) in the case of a trust or estate, including a business trust, more than 50% of the beneficial interest therein; and (iv) in the case of any other entity, more than 50% of the economic or beneficial interest therein; or

(b) in the case of any entity, the power or authority, through ownership of voting securities, by contract or otherwise, to exercise a controlling influence over the management of the entity.

“Coolwater Easement” as the meaning set forth in Section 2.1(b).

“Deer Park” means that certain petrochemical facility located in Deer Park, Texas, and owned by Shell Oil Company that is subject to the Deer Park O&M Agreement.

“Deer Park O&M Agreement” means that certain Operation and Maintenance Agreement, dated July 15, 2011, by and between GenOn Energy Services, LLC and Shell Oil Company, as amended, modified and supplemented from time to time.

“Disclosing Party” has the meaning set forth in Section 4.1(b).

“Effective Date” means the date on which the Confirmation Order is entered by the Bankruptcy Court.

“Emergence” means the date on which the effective date of the Plan occurs in accordance with its terms.

“Existing Radial Lines Agreement” has the meaning set forth in Section 2.1(b).

“GenOn” has the meaning set forth in the preamble.

“GenOn Steering Committee” has the meaning set forth in the Restructuring Support Agreement.

“Governmental Authority” means a federal, state or local governmental authority; a county or parish; a city, town, township, village or other municipality; a district, ward or other subdivision of any of the foregoing; any executive, legislative or other governing body of any of the foregoing; any agency, regulatory authority, board, department, system, service office, commission, committee, council or other administrative body of any of the foregoing; any independent system operator, regional transmission organization, the North American Electric Reliability Corporation or any other reliability council or authority; any court or other judicial body; and any officer, official or other representative of any of the foregoing.

“Governmental Order” has the meaning set forth in Section 4.1(d).

“Grantee” means an entity designated by NRG.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Law” means any applicable constitutional provision, statute, act, code, law, regulation, rule, ordinance, order, decree, ruling, proclamation, resolution, judgment, decision, declaration or interpretive or advisory opinion or letter of a Governmental Authority having valid jurisdiction.

“Lien” means any claim, lien, pledge, option, warrant, put, call, security interest, deed of trust, mortgage, right of way, encroachment, building or use restriction, conditional sales agreement, encumbrance or other right of third parties, whether voluntarily incurred or arising by operation of law, and includes, without limitation, any agreement to give any of the foregoing in the future, and any contingent sale or other title retention agreement or lease in the nature thereof, in each case, other than Permitted Liens.

“NRG” has the meaning set forth in the preamble.

“Party” or “Parties” has the meaning set forth in the recitals.

“Permitted Liens” means (a) any Lien identified on Schedules 2.2(a) or 2.2(b) attached hereto; (b) any Lien for or in respect of taxes or other governmental charges that are not yet delinquent or are being contested in good faith; (c) any Lien set forth in the organizational documents of Canal 3 Development LLC or NRG Ohio Pipeline Company LLC or this Agreement, as the case may be; (d) the terms and conditions of the contracts and permits applicable to Canal 3 or Avon Lake, as the case may be; (e) any Lien that is released at or prior to the transfer of the interests in and to Canal 3 Development LLC, NRG Ohio Pipeline Company LLC or the assets relating to Canal 3 or Avon Lake Pipeline, as the case may be; (f) as to any real property rights, any Liens encumbering any real property rights which, with respect to NRG Ohio Pipeline Company LLC or Canal 3 Development LLC, as applicable, do not materially detract from the value or marketability of or materially interfere with the use or operation of such real property rights as currently used or operated in the ordinary course of business; and (g) restrictions on transfer under any applicable securities laws.

“Person” means a natural person, partnership (whether general or limited), limited liability company, trust, estate, association, corporation, custodian, nominee or other individual or entity in its own or any representative capacity or any Governmental Authority.

“Plan” means the Second Amended Joint Chapter 11 Plan of Reorganization of GenOn Energy, Inc. and its Debtor Affiliates filed in the Chapter 11 Cases as docket number 832, as may be modified or amended in accordance with its terms.

“Railcar Lease” has the meaning set forth in Section 2.1(d).

“Receiving Party” has the meaning set forth in Section 4.1(b).

“Reorganized GenOn” has the meaning set forth in the Plan.

“Restructuring Support Agreement” has the meaning set forth in the recitals.

“Return Amount” has the meaning set forth in Section 2.1(a).

“SCE” has the meaning set forth in Section 2.1(b).

“Settlement Agreement” means the Settlement Agreement and Release by and between NRG and GenOn dated December 14, 2017.

“Seward” means that generation station and certain related real property and facilities located at Plant Road, New Florence, Pennsylvania.

“Solar Site Lease Agreement” means that certain Solar Site Lease Agreement, dated May 4, 2016, by and between NRG Canal LLC and NRG Renew Canal I LLC, as amended, modified and supplemented from time to time.

Section 1.2 General Interpretive Principles.

(a) The words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole.

(b) Words in the singular shall include the plural and vice versa, and words of one gender shall include the other genders, in each case, as the context requires.

(c) The word “including” and words of similar import shall mean “including, without limitation,” unless otherwise specified. The word “or” is not exclusive.

(d) References to “days” shall mean calendar days.

(e) All references to “$” or “dollars” mean the lawful currency of the United States of America.

ARTICLE II

COOPERATION AND DEVELOPMENT

Section 2.1 Cooperation and Development. Subject to the terms and conditions set forth herein:

(a) GenOn shall pay NRG $15 million within three days of the Effective Date.  Such amount shall be credited towards the Canal 3 Option Price if GenOn exercises the Canal 3 Option (as defined herein). GenOn shall have until 12:00 noon ET on January 22, 2018, to file a notice with the Bankruptcy Court to reject the Canal 3 Agreements.  If such notice is not filed by such date, the Canal Agreements shall be deemed assumed by GenOn or the applicable Debtor without any additional order from the Bankruptcy Court.  If such notice is timely filed, then in lieu of any rejection damages or rights under 11 U.S.C. § 365(h)(1)(A)(2), the Services Credit (as defined in the Transition Services Agreement between NRG and GenOn dated December 14, 2017) will be reduced by $15 million.  On the Effective Date, GenOn shall assume the Solar Site Lease Agreement. The Parties acknowledge that the foregoing agreements are being made as a negotiated settlement to resolve any and all disputes or potential disputes between the Parties (and among the Parties and their creditors) in connection with the entry into the Canal 3 Agreements (including, but not limited to, the litigation captioned Wilmington Trust Co. et al. v. NRG Energy, Inc., et al., C.A. No. N16C-12-090 PRW CCLD (Del. Super. Ct.)) and to avoid a dispute between the Parties regarding the claims NRG would have in the bankruptcy process in connection with the rejection of the Canal 3 Agreements.  For the avoidance of doubt, NRG shall not have any rights to access the Canal 3 site from and after the filing of the notice described in the second sentence of this paragraph, except for the purpose of removing NRG property from the site.

(b) NRG hereby grants GenOn an option (the “Canal 3 Option”) which shall expire at 11:59 PM EPT on March 31, 2018 (the “Canal 3 Option Period”), to acquire all of NRG’s and its Affiliates’ membership interests in and to NRG Canal 3 Development LLC, a Delaware limited liability company (“Canal 3 Development LLC”), and any interest of NRG or its Affiliates (other than GenOn) in the Canal 3 Agreements, for the sum of (i) the lesser of (A) $40,000,000, and (B) the actual investment costs incurred by NRG solely with respect to Canal 3 up to and including November 30, 2017 inclusive of the development fee as specified in the Canal 3 Development Schedule, (ii) the lesser of (A) the cumulative budgeted amounts reflected on the development schedule previously provided to GenOn (“Canal 3 Development Schedule”) through the transfer of such interests less the amount defined in Section 2.1(b)(i) and (B) the cumulative actual investment costs incurred by NRG solely with respect to Canal 3 through the transfer of such interests (provided that any amounts spent in excess of the individual line item amounts set forth on the Canal 3 Development Schedule through the transfer of such interests shall be excluded from such cumulative actual investment costs except to the extent covered by any contingency available on the Canal 3 Development Schedule as of the date of transfer) less the amount defined in Section 2.1(b)(i) and (in either case, inclusive of the development fee as specified in the Canal 3 Development Schedule (subject to the following sentence) through the transfer of such interests), and (iii) a 10.5% return on the sum of (i) and (ii); provided, that the basis upon which the 10.5% return on investment is calculated shall exclude all development fees (the “Return Amount”) (such sum, the “Canal 3 Option Price”), with such option to be exercised in accordance with and pursuant to Section 2.2(a).  Development fees that are incurred after the transfer of the Canal 3 interests will not be due to the extent that GenOn (or any assignee of the Canal 3 Option pursuant to Section 4.3) provides NRG notice of its election not to have NRG provide development services after the transfer of such interests.  During the Canal 3 Option Period and, if the Canal 3 Option is exercised, during the period prior to the Canal 3 Option Closing, NRG will (u) continue to invest in and develop Canal 3 using its commercially reasonable and good faith efforts and in accordance with the Canal 3 Development Schedule, (v) operate and conduct the business of Canal 3 Development LLC in the ordinary course of business consistent with past practice subject to the Canal 3 Development Schedule, (w) cause

Canal 3 Development LLC to comply in all material respects with all applicable laws, (x) cause Canal 3 Development LLC to defend and protect its properties and assets from infringement or usurpation and to otherwise maintain the properties and assets owned, operated or used by Canal 3 Development LLC in the same condition as they were on the Effective Date (other than with respect to ordinary wear and tear and developments made after the Effective Date in accordance with this Agreement), (y) cause Canal 3 Development LLC to pay all debts, taxes (unless disputed in good faith) and other obligations of Canal 3 Development LLC when due and to perform all of its obligations under all contracts relating to or affecting its properties, assets or business and (z) not enter into any material contracts other than as first disclosed to GenOn prior to the date of this Agreement or with the prior written consent of GenOn and the GenOn Steering Committee, which consent may not be unreasonably withheld, conditioned or delayed (provided that if any such consent is unreasonably withheld, conditioned or delayed, NRG shall not be responsible for any failure to comply with the Canal 3 Development Schedule to the extent resulting from the unreasonable withholding, conditioning or delay with respect to such consent).  NRG represents and warrants to GenOn that the following is true and accurate in all material respects: as of November 30, 2017, the Return Amount was $2,211,937. NRG represents and warrants to GenOn that (i)  the representations and warranties of NRG Gas Development Company, LLC set forth in Section 4 of the form of Assignment of Membership Interests attached hereto as Exhibit C are true and correct as of the date hereof as if made on and as of the date hereof and (ii) since November 30, 2017, NRG has conducted the business of Canal 3 Development LLC consistent with the Canal 3 Development Schedule.

(c) On or before December 31, 2017, (i) GenOn will terminate the Amended and Restated Coolwater Generating Station Radial Lines Agreement by and between Southern California Edison Company (“SCE”) and NRG California South LP effective as of April 7, 1998 (as amended from time to time thereafter, the “Existing Radial Lines Agreement”), and (ii) GenOn will grant to Grantee an easement in the form attached hereto as Exhibit A (the “Coolwater Easement”).  For the avoidance of doubt, upon the termination of the Existing Radial Lines Agreement, NRG will assume and be solely responsible for and bear any and all costs set forth in Section 9 of the Existing Radial Lines Agreement, including any letter of credit posting in an amount equal to the estimated Removal Cost (as defined in the Existing Radial Lines Agreement), and any refund payable to the plant owner pursuant to Section 9 of the Existing Radial Lines Agreement shall be paid to NRG. Notwithstanding anything to the contrary (including, without limitation, Section 4.3), NRG may assign such obligations to a buyer of all or substantially all of NRG’s or its Affiliates’ renewables business. NRG shall be released from such obligations if and only if such buyer (1) (A) has a long-term senior unsecured debt rating of at least “BBB-” from Standard & Poor’s or “Baa3” from Moody’s Investor Services, Inc. or (B) is controlled by an Affiliate meeting the criteria specified in clause (1)(A), or has (or it and its Affiliates have on a consolidated basis) tangible net worth of at least $250,000,000, and (2) assumes such obligations in writing signed by such buyer and acknowledges GenOn’s rights as a third party beneficiary (provided that, in the event that the buyer meets the criteria specified in clause (1)(B) and not the criteria specified in (1)(A), the Affiliate that meets the criteria in clause (1)(A) (or, if the net worth of the buyer’s Affiliates is being relied upon, such buyer’s ultimate parent entity) shall guarantee such buyer’s performance of the foregoing obligations). GenOn will not take any action that would give SCE the right to draw on such letter of credit or give rise to any additional obligations on NRG or its Affiliates (other than GenOn). With respect to the substations and related equipment located on or adjacent to the Grantor Property (as defined in the Coolwater Easement), GenOn will take such actions (at NRG’s cost and expense) and provide such consents as SCE determines to be necessary or convenient for the interconnection of solar projects under development by NRG or its Affiliates in the vicinity of the Grantor Property.

(d) NRG hereby grants an option (the “Avon Lake Option”) to GenOn which shall expire at 12:00 AM EPT on the date of Emergence (the “Avon Lake Option Period”) to acquire all of NRG’s membership interests in and to NRG Ohio Pipeline Company, LLC, a Delaware limited liability company for a price equal to the capital work in progress and expenses incurred for the Avon Lake Pipeline, net of intercompany payables to GenOn with respect to the Avon Lake Pipeline (for the avoidance of doubt the intercompany payables to GenOn will not be affected by any purchase hereunder and instead will be treated in accordance with the Plan), reflected on NRG’s most recent financial statements as of the date the option is exercised pursuant to an Avon Lake Option Notice (the “Avon Lake Option Price”), with such option to be exercised in accordance with and pursuant to Section 2.2(b).  During the Avon Lake Option Period and, if the Avon Lake Option is exercised, during the period prior to the Avon Lake Option Closing, NRG will (v) operate and conduct the business of NRG Ohio Pipeline Company, LLC in the ordinary course of business consistent with past practice, (w) cause NRG Ohio Pipeline Company, LLC to comply in all material respects with all applicable laws, (x) cause NRG Ohio Pipeline Company, LLC to defend and protect its properties and assets from infringement or usurpation; provided that neither NRG Ohio Pipeline Company, LLC nor its Affiliates shall be required to prosecute or settle any landowner disputes or other claims associated with the stay of the pending eminent domain cases for any amounts in the aggregate that exceed the amounts currently in NRG’s budget, and to otherwise maintain the properties and assets owned, operated or used by NRG Ohio Pipeline Company, LLC in the same condition as they were on the Effective Date (other than with respect to ordinary wear and tear and developments made after the Effective Date in accordance with this Agreement), (y) cause NRG Ohio Pipeline Company, LLC to pay all debts, taxes (unless any are disputed in good faith) and other obligations of NRG Ohio Pipeline Company, LLC when due and to perform all of its obligations under all contracts relating to or affecting its properties, assets or business and (z) not enter into any material contracts other than any agreements with landowners related to real property rights for the Avon Lake Pipeline or as first disclosed to GenOn prior to the date of this Agreement or with the prior written consent of GenOn and the GenOn Steering Committee, which consent may not be unreasonably withheld, conditioned or delayed.  NRG represents and warrants to GenOn that (i) if the Avon Lake were exercised as of the Effective Date, the Avon Lake Option Price would be $6.508 million, which number accurately reflects the capital work in progress and expenses incurred for the Avon Lake Pipeline, net of intercompany payables to GenOn with respect to the Avon Lake Pipeline, reflected on NRG’s most recent financial statements as of the Effective Date, and (ii) the representations and warranties of NRG Energy, Inc. set forth in Section 4 of the form of Assignment of Membership Interests attached hereto as Exhibit D are true and correct as of the date hereof as if made on and as of the date hereof.

(e) NRG will use its best efforts to procure promptly after the date of this Agreement, a full-service railcar lease with the following terms (such lease, the “Railcar Lease”): (i) between 300 and 330 rotary dump aluminum rail cars in good condition, (ii) commercially standard maintenance included as previously discussed between the parties, (iii) rail cars to be delivered to a mutually agreed location, (iv) such Railcar Lease shall not extend past May 31, 2021.  NRG shall transfer and GenOn shall assume such Railcar Lease and the railcars subject to such lease, subject to GenOn’s satisfaction of any criteria such lessor may have for transferees, on April 30, 2018.

(f) On or before December 31, 2017, GenOn shall cause its subsidiary GenOn Energy Services LLC to (i) transfer its employees whose responsibilities are exclusively or primarily related to the Seward and Deer Park generating stations to NRG Energy Services LLC and NRG Energy Services LLC shall assume any and all liabilities with respect thereto, including all liabilities relating to pension, retiree welfare and all other employee benefit plans in which such employees participate and (ii) assign the Deer Park O&M Agreement to NRG (and NRG shall assume all liabilities related thereto).

(g) As soon as practicable after the Effective Date, NRG and GenOn shall negotiate in good faith the continued shared use of the licenses and permits set forth on Exhibit B attached hereto and any additional permits and licenses reasonably requested by GenOn that are necessary for the operation of the business of GenOn after Emergence. If mutual agreement cannot be reached with respect to any such license or permit, NRG will use commercially reasonable efforts to assist GenOn in obtaining any such licenses or permits, including, upon the reasonable request of GenOn, initiating contacts with any third-party vendor or other supplier with whom NRG has a pre-existing relationship, providing all contact and relationship information regarding all such third-party vendors, and making joint calls, arranging and conducting joint meetings or other contacts with such third-party vendors, in each case at GenOn’s sole expense.

(h) NRG and GenOn shall discuss in good faith continued provision of certain tax compliance and accounting services solely to the extent necessary to complete applicable tax work for pre-closing and straddle tax periods and otherwise facilitate the provision of such tax compliance and accounting services to Reorganized GenOn (and/or a third-party provider of Reorganized GenOn’s choosing).

Section 2.2 Option Exercise.

(a) Prior to the expiration of the Canal 3 Option Period (or, if the Canal 3 Option is exercised, the Canal 3 Option Closing), NRG shall, and shall cause its Affiliates to, give GenOn and GenOn’s Affiliates and representatives full access to the books and records, personnel of, and other reasonably requested information or access relating to Canal 3, Canal 3 Development LLC or any assets related thereto. GenOn may exercise the Canal 3 Option by delivering written notice (the “Canal 3 Option Notice”) to NRG at any time during the Canal 3 Option Period. Until the expiration of the Canal 3 Option Period, NRG shall be restricted from transferring, selling, assigning or otherwise disposing of its interests in and to Canal 3 other than to GenOn or any of GenOn’s Affiliates without GenOn’s prior written consent. Following delivery of the Canal 3 Option Notice, (i) GenOn and NRG shall, as promptly as possible, (A) make, or cause to be made, all filings and submissions (including those under the HSR Act) required under any law applicable to such Person or its Affiliates in connection with the purchase of Canal 3 Development LLC, (B) use commercially reasonable efforts to obtain (or cause to be obtained) all consents authorizations orders and approvals from all Governmental Authorities that may be or become necessary for its execution and delivery of the Canal 3 Assignment (as defined below) and (C) reasonably cooperate with one another and their respective Affiliates in promptly seeking to obtain all such consents, authorizations, orders and approvals and not willfully take any action that will have the effect of delaying, impairing or impeding the receipt of any required consents, authorization, orders and approvals, and (ii) three business days after receipt of such approvals, GenOn shall pay the Canal 3 Option Price and NRG shall or shall cause its Affiliates to deliver the purchased interests (the “Canal 3 Option Closing”) pursuant to delivery of an Assignment of Membership Interests Agreement executed by GenOn, NRG Gas Development Company, LLC, and NRG substantially in the form attached hereto as Exhibit C (the “Canal 3 Assignment”). If, for any reason, GenOn does not pay the Canal 3 Option Price by such date (other than due to the failure of NRG or any of its Affiliates to execute and deliver the Canal 3 Assignment and/or to consummate the transactions contemplated thereby), the Canal 3 Option will be deemed to have been forfeited.  NRG hereby consents to the taking of any steps by GenOn (or its designees exercising the Canal 3 Option) that GenOn deems are reasonably necessary to effect any ministerial legal formalities in relation to such transfer, subject to NRG’s right to consent to any filing of record in the applicable real property records, such consent not to be unreasonably withheld.

(b) Prior to the expiration of the Avon Lake Option Period (or, if the Avon Lake Option is exercised, the Avon Lake Option Closing), NRG shall, and shall cause its Affiliates to, give GenOn and GenOn’s Affiliates and representatives full access to the books and records, personnel of, and other reasonably requested information or access relating to the Avon Lake Pipeline, NRG Ohio Pipeline Company LLC or any assets related thereto.  GenOn may exercise the Avon Lake Option by delivering written notice (the “Avon Lake Option Notice”) to NRG at any time during the Avon Lake Option Period. Until the expiration of the Avon Lake Option Period, NRG shall be restricted from transferring, selling, assigning or otherwise disposing of the interests in and to NRG Ohio Pipeline Company LLC other than to GenOn or any of GenOn’s Affiliates without GenOn’s prior written consent. Following delivery of the Avon Lake Option Notice, (i) GenOn and NRG shall, as promptly as possible, (A) make, or cause to be made, all filings and submissions (including those under the HSR Act) required under any law applicable to such Person or its Affiliates in connection with the purchase of the Avon Lake Pipeline, (B) use commercially reasonable efforts to obtain (or cause to be obtained) all consents authorizations orders and approvals from all Governmental Authorities that may be or become necessary for its execution and delivery of the Avon Lake Assignment (as defined below) and (C) reasonably cooperate with one another and their respective Affiliates in promptly seeking to obtain all such consents, authorizations, orders and approvals and not willfully take any action that will have the effect of delaying, impairing or impeding the receipt of any required consents, authorization, orders and approvals (provided, however, that with respect to each of (A) and (B), NRG shall not be required to perform such actions with respect to any Ohio State regulatory proceedings), and (ii) three business days after receipt of such approvals, GenOn shall pay the Avon Lake Option Price and NRG shall, or shall cause its Affiliates to, deliver the purchased interests (the “Avon Lake Option Closing”) pursuant to delivery of an Assignment of Membership Interests Agreement executed by GenOn and NRG, substantially in the form attached hereto as Exhibit D (the “Avon Lake Assignment”), which shall be consummated substantially contemporaneously therewith. If, for any reason GenOn does not pay the Avon Lake Option Price within such date (other than due to the failure of NRG or any of its Affiliates to execute and deliver the Avon Lake Assignment and/or to consummate the transactions contemplated thereby), the Avon Lake Option will be deemed to have been forfeited.  If all required regulatory approvals for the Avon Lake Option Closing have not been received within four months of the exercise of such option, either Party may terminate such option with no further liability.  NRG hereby consents to the taking of any steps by GenOn (or its designees exercising the Avon Lake Option) that GenOn deems are reasonably necessary to effect any ministerial legal formalities in relation to such transfer, subject to NRG’s right to consent to any filing of record in the applicable real property records, which shall not be unreasonably withheld.

Section 2.3 Disclaimer of Development Rights. NRG hereby irrevocably disclaims and relinquishes any and all other development rights, title and interest in relation to GenOn property sites and assets related thereto, other than those sites specified and/or dealt with by this Agreement (and, in such cases, as specified and dealt with by this Agreement). NRG represents that there are no development-related or other shared use agreements (whether written or oral, formal or informal) between GenOn and NRG or any of their respective Affiliates other than those set forth in Exhibit E attached hereto.

ARTICLE III

EFFECTIVENESS

Section 3.1 Effectiveness. This Agreement shall become effective upon the Effective Date.

Section 3.2 Termination; Extension. Subject to NRG or GenOn’s respective continuing obligation to make payments then owing under this Agreement, the Parties may terminate this Agreement by mutual written Agreement. NRG’s and its Affiliates’ representations and warranties contained in this Agreement (i) with respect to Canal 3, shall terminate upon (A) if the Canal 3 Option is not exercised, the expiration of the Canal 3 Option Period and (B) if the Canal 3 Option is exercised, two years following the date of such exercise, and (ii) with respect to Avon Lake, shall terminate upon (A) if the Avon Lake Option is not exercised, Emergence and (B) if the Avon Lake Option is exercised, two years following the date of such exercise.  NRG’s and its Affiliates’ liabilities with respect to such representations and warranties shall be subject to the limitations in the Canal 3 Assignment and the Avon Lake Assignment, as the case may be.

Section 3.3 Rights upon Termination. In the event of termination of this Agreement for any reason whatsoever, subject to this Article III, all obligations of either Party shall terminate. Upon such termination, the Receiving Party (as defined below) shall provide to the Disclosing Party (as defined below) all Confidential Information of the Disclosing Party in the Receiving Party’s possession or control in a medium and format reasonably requested by the Disclosing Party, and upon request by the Disclosing Party destroy or deliver up all copies of Confidential Information of the Disclosing Party in the Receiving Party’s

possession or control except to the extent required by Law or regulation to keep such information or as necessary for the Receiving Party to comply with the terms of this Agreement.

ARTICLE IV

GENERAL PROVISIONS

Section 4.1 Confidentiality.

(a) Each of NRG and GenOn agree that any information exchanged between the Parties or their respective Affiliates that is marked as confidential or proprietary or should reasonably be understood to be confidential or proprietary under the circumstances shall be treated as Confidential Information. Each of NRG and GenOn hereby agrees not to disclose or use at any time, either during the term of this Agreement or thereafter, any Confidential Information (as defined below) of the other Party, whether or not such information is developed by such Party, except to the extent that such disclosure or use is directly related to and required by (i) applicable law, regulation or discovery process, (ii) the performance of the Services pursuant to the terms of this Agreement or (iii) enforcement of such Party’s rights under this Agreement.  Each Party and its Affiliates shall take all commercially reasonable steps to safeguard the other Party’s Confidential Information and to protect it against disclosure, misuse, espionage, loss and theft.

(b) As used in this Agreement, the term “Confidential Information” means, with respect to GenOn, on the one hand, or NRG, on the other hand (such Party disclosing Confidential Information, the “Disclosing Party” and such Party receiving Confidential Information, the “Receiving Party”), information and data that is not generally known to the public concerning, arising from, owned by, or related to such Disclosing Party and its Affiliates or any of their respective assets (including, for the avoidance of doubt, all intellectual property and books and records of such Disclosing Party or any of its Affiliates); provided, that Confidential Information shall not include information that (i) is or becomes generally available to the public other than as a result of a breach of this Agreement by the Receiving Party or any of the Receiving Party’s Affiliates, (ii) is or becomes available to the Receiving Party on a non-confidential basis prior to disclosure to such Receiving Party by the Disclosing Party or its Affiliates or their respective representatives from a source that is not bound by a confidentiality agreement or similar undertaking with the Disclosing Party or its Affiliates or their respective representatives, or (iii) was independently developed by the Receiving Party without use of, or reference to, any information or data that is not generally known to the public concerning, arising from, owned by, or related to the Disclosing Party or its Affiliates or any of their respective assets.

(c) All Confidential Information of a Disclosing Party belongs to such Disclosing Party. Any permitted use or disclosure of any Confidential Information by the Receiving Party shall not be deemed to represent an assignment or grant of any right, title or interest in such Confidential Information.

(d) The foregoing shall not be violated by statements in response to legal process, required governmental testimony or filings, or administrative investigations or arbitral proceedings (including, without limitation, depositions in connection with such investigations or proceedings) (“Governmental Order”) or to comply with NRG’s customary document retention policies; provided that NRG maintains the confidentiality of the Confidential Information in accordance with this Agreement. If a Receiving Party or any of its Affiliates is required by Governmental Order to disclose Confidential Information, such Receiving Party or such Affiliate may disclose such Confidential Information only to the extent required to be disclosed and shall, if not prohibited by Law, promptly notify the Disclosing Party and take reasonable steps at the Disclosing Party’s expense to assist the Disclosing Party in contesting such Governmental Order or in protecting the Confidential Information.

(e) Notwithstanding anything else in this Agreement, Receiving Party may disclose the Confidential Information of the Disclosing Party to Receiving Party’s Affiliates and its and their respective directors, officers, employees, managers, attorneys, accountants, consultants, professional advisors, auditors, agents and representatives as reasonably required to perform this Agreement or fulfill its obligations under this Agreement, and any such disclosure shall not be a violation of such Party’s obligations under this Section 4.1.

Section 4.2 Notices. All notices and communications required or permitted to be given hereunder shall be in writing and shall be delivered personally, or sent by bonded overnight courier, or mailed by U.S. Express Mail or by certified or registered United States Mail with all postage fully prepaid, or sent by electronic mail (with a hard copy to follow), addressed to the applicable Party, as appropriate, at the address for such Person shown below or at such other address as such Party shall have theretofore designated by written notice delivered to the other Parties:

If to GenOn, addressed to:

GenOn Energy, Inc.
Attn:  Daniel McDevitt
Address: 804 Carnegie Center

Princeton, NJ 08540

Email: Daniel.McDevitt@Genon.com

and with a copy to (which shall not constitute notice):

Kirkland & Ellis LLP
Attn: Kimberly Hicks
Address: 609 Main Street

Houston, TX 77002

Email: kim.hicks@kirkland.com

If to NRG, addressed to:

NRG Energy, Inc.
Attn: David Hill
Address: 804 Carnegie Center

Princeton, NJ 08540

Email: OGC@NRG.com

and with a copy to (which shall not constitute notice):

Baker Botts L.L.P.
Attn: Elaine M. Walsh
Address: 1299 Pennsylvania Ave., NW

Washington, D.C. 20004

Email: elaine.walsh@bakerbotts.com

Any notice given in accordance herewith shall be deemed to have been given only when delivered to the addressee in person or by courier, or transmitted by electronic mail during normal business hours on a Business Day (or if delivered or transmitted after normal business hours on a Business Day or on a day other than a Business Day, then on the next Business Day), or upon actual receipt by the addressee during normal business hours on a Business Day after such notice has either been delivered to an overnight courier or deposited in the United States Mail, as the case may be (or if delivered after normal business hours on a Business Day or on a day other than a Business Day, then on the next Business Day). Any Party may change the contact information to which such communications are to be addressed by giving written notice to the other Party.

Section 4.3 Successors, Assigns and Transferees.

(a) The rights and obligations of any Party under this Agreement may be transferred only with the written consent of the other Party, such consent not to be unreasonably withheld, conditioned or delayed, and provided, that (i) either Party may transfer its rights and obligations hereunder, in whole or in part, to any Affiliate of such Party without the prior written consent of the other Party, except that such assignment shall not relieve such Party of any of its obligations hereunder to the extent any such Affiliate does not satisfy its obligations hereunder and (ii) GenOn may, without the prior consent of NRG, assign the Canal 3 Option to any purchaser of Canal 1 and 2. Any transfer in violation of this Section 4.3 shall be null and void.

(b) This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns, and there shall be no third-party beneficiaries, except that the Parties hereby designate the GenOn Steering Committee as a third-party beneficiary of and having the right to enforce this Agreement.

Section 4.4 Jurisdiction; Governing Law; Waiver of Jury Trial.

(a) This Agreement and the rights and obligations of the Parties hereunder shall be governed by, and construed and interpreted in accordance with, the Laws of the State of New York, without regard to otherwise governing principles of conflicts of law that would result in the application of the law of any other jurisdiction.  In addition to any remedies at Law, or expressly set forth herein, each Party acknowledges that the other Party shall be permitted, without the posting of a bond or other security, to equitable remedies in respect of any breach of the terms of this Agreement, including, without limitation, the right to enforce such terms specifically notwithstanding the availability of adequate money damages.

(b) In any judicial proceeding involving any dispute, controversy or claim arising out of or relating to this Agreement, each of the Parties irrevocably and unconditionally submits to the exclusive jurisdiction of the state and federal courts located in the State of New York for any actions, suits or proceedings arising out of or relating to or concerning this Agreement.

(c) EACH OF THE PARTIES HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING ANY DISPUTE, CONTROVERSY OR CLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

Section 4.5 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the transactions contemplated hereby are not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

Section 4.6 Entire Agreement; Amendment. This Agreement, as it may be amended from time to time by the Parties in a writing signed by both Parties, sets forth the entire understanding and agreement of the Parties, and this Agreement shall supersede any other agreements and understandings (written or oral) between the Parties with respect to the transactions described in this Agreement.

Section 4.7 Bankruptcy. All licenses granted under this Agreement shall be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, 11 U.S.C. § 365(n), licenses to “intellectual property” as defined under Section 101 of the U.S. Bankruptcy Code, 11 U.S.C. § 101. The Parties agree that GenOn, NRG and their respective Affiliates shall retain and may fully exercise all of their rights and elections under Section 365(n) of the U.S. Bankruptcy Code.

Section 4.8 Counterparts. A Party may deliver executed signature pages to this Agreement by facsimile or other electronic transmission to the other Party, which electronic copy shall be deemed to be an original executed signature page. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which counterparts together shall constitute one agreement with the same effect as if the Parties had signed the same signature page.

Section 4.9 Further Assurances and Cooperation. Each Party hereby further covenants and agrees to negotiate any documentation related to the transactions contemplated by this Agreement in good faith and, in any event, in all respects consistent with this Agreement and the Restructuring Support Agreement.  Each Party agrees to cooperate in good faith with each other to facilitate the performance by the Parties of their obligations hereunder and the purposes of this Agreement.  Each Party shall take all reasonable and appropriate action and shall execute all documents, instruments or agreements of any kind that may be reasonably necessary or appropriate to carry out any of the provisions hereof and to otherwise effectuate the transactions contemplated by this Agreement and the Restructuring Support Agreement.  From and after the Effective Date, NRG and its subsidiaries will, subject to NRG’s confidentiality obligations owed to third parties and restrictions under applicable law, (i) afford promptly to GenOn and its subsidiaries and their respective agents and representatives reasonable access to the books and records of NRG and its subsidiaries, during normal business hours and upon reasonable notice, in each case to the extent relating to the current or former business, operations, assets, properties or employees of GenOn or any of its subsidiaries, (ii) through December 31, 2019 (or, in the case of the Choctaw plant, the date that is the earlier of (i) six months after the consummation of a sale of the Choctaw plant in connection with the sales process being run by GenOn in accordance with the Plan and (ii) June 30, 2020), use commercially reasonable efforts, and thereafter use good-faith efforts in the reasonable discretion of NRG, in each case to afford to GenOn and its subsidiaries and their respective representatives reasonable access to employees of NRG and its subsidiaries, during normal business hours and upon reasonable notice, in each case to respond to questions and other requests to the extent relating to the current or former business, operations, assets, properties or employees of GenOn or any of its subsidiaries and (iii) permit GenOn and its subsidiaries and their respective agents and representatives to make and retain copies of all books, records, files and papers, whether in hard copy or computer format, in each case to the extent relating to the current or former business, operations, assets, properties or employees of GenOn or any of its subsidiaries; provided that, after December 31, 2020, GenOn shall reimburse NRG for any reasonable out of pocket costs and expenses related to the covenants set forth in this last sentence of Section 4.9.

Section 4.10 Specific Performance. It is understood and agreed by each of the Parties that money damages would not be a sufficient remedy for any breach of this Agreement by any Party and each non-breaching Party shall be entitled to seek specific performance and injunctive or other equitable relief as a remedy of any such breach and no bond shall be required to be posted in connection therewith.  This provision is without prejudice to any other rights or remedies, whether at law or in equity, that any Party may have against any other Party for any failure to perform its obligations under this Agreement.

Section 4.11 Litigation Support. From and after the date that the “Legal” services (as set forth on Schedule A to the Transition Services Agreement between NRG and GenOn dated December 14, 2017) are terminated until December 31, 2020, NRG and its subsidiaries will reasonably cooperate with GenOn and its subsidiaries and their respective agents and representatives in connection with any legal or regulatory proceeding, action, investigation, claim or demand by a third party (including any Governmental Authority) in connection with or arising from the business, operations, assets, properties or employees of GenOn or any of its subsidiaries prior to the Effective Date, including by making available the personnel of NRG and its subsidiaries, participating in meetings, and providing such testimony and access to its and their books and records as is reasonably requested in connection with such proceeding, action, investigation, claim or demand; provided, however, that (i) such cooperation and support shall not interfere with the ordinary business operations of NRG in any material respect and (ii) GenOn shall (A) reimburse NRG for any reasonable out-of-pocket expenses and (B) provide reasonable reimbursement to NRG with respect to any time spent by the relevant personnel of NRG and its subsidiaries, in each case incurred with respect to the provision of such cooperation and support.

Section 4.12 Insurance Policies. GenOn and its subsidiaries shall after Emergence continue to have coverage under any insurance policies of NRG and its subsidiaries in effect as of the Emergence with respect to events occurring prior to the Emergence (except that, with respect to claims made policies, GenOn and its subsidiaries shall have coverage after the Emergence only with respect to claims made prior to the Emergence).

Section 4.13 GenOn Information.  From and after the Effective Date until December 31, 2020, NRG and its subsidiaries will hold, and will cause their respective officers, directors, employees, agents and representatives to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all documents and information relating to the current or former business, operations, assets, properties or employees of GenOn and its subsidiaries that is not in the public domain prior to the date hereof, except to the extent that any such documents or information (i) becomes available in the public domain through no fault of NRG or its subsidiaries, (ii) is lawfully acquired by NRG from sources (a) other than those related to its prior ownership of GenOn and its subsidiaries and (b) that to the knowledge of NRG are not under an obligation of confidentiality with respect to such information, or (iii) are necessary to enforce NRG’s or its Affiliates’ rights under any agreement with GenOn.

[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the day and year first above written:

GENON ENERGY, INC.

By:	/s/ Mark A. McFarland

Name:	Mark A. McFarland

Title:	Chief Executive Officer

NRG ENERGY, INC.

By:	/s/ Gaetan Frotte

Name:	Gaetan Frotte

Title:	Senior Vice President and Treasurer

Signature Page to Cooperation Agreement

EXHIBIT A

Form of Easement

See attached.

FINAL FORM

RECORDED AT THE REQUEST OF:	)
)
)
)
WHEN RECORDED MAIL TO:	)
)
Sheppard Mullin Richter & Hampton LLP 12275 El Camino Real, Suite 200 San Diego, CA 92130-2006)
Attn: Tony Toranto, Esq.	)
)
DOCUMENTARY TRANSFER TAX $		SPACE ABOVE THIS LINE FOR RECORDER’S USE ONLY

Computed on the consideration or value of property conveyed; OR
Signature of Declarant or Agent determining tax—Firm Name
Computed on the consideration or value less liens or encumbrances remaining at time of sale

GRANT OF EASEMENT

A.P.N. 0516-272-33

THIS GRANT OF EASEMENT is made as of       , 2017 (the “Effective Date”), by and between NRG CALIFORNIA SOUTH LP, a Delaware limited partnership, having an address at 211 Carnegie Center, Princeton, NJ 08540 (“Grantor”) and                              , having an address at 5790 Fleet Street, Suite 200, Carlsbad, CA 92008 (“Grantee”), with reference to the facts set forth below.

RECITALS

A.                                    Grantor (formerly known as GenOn West LP, which was the successor by merger to RRI Energy West, Inc.) is the owner of that certain real property located in the County of San Bernardino, State of California, more particularly described on Exhibit A attached hereto and incorporated herein (the “Grantor Property”).

B.                                    For good and valuable consideration, Grantor and Grantee desire to enter into this Grant of Easement, as more particularly described below.

Grantor, for a valuable consideration, paid by Grantee, receipt of which is hereby acknowledged, hereby grants, bargains, sells and conveys unto said Grantee, a permanent and non-exclusive easement and right of way in, under, on, over and across that certain area of land depicted on Exhibit B attached hereto and by this reference made a part hereof (collectively, the “Easement Area”) to construct, operate, use, maintain, inspect, repair, renew, replace, reconstruct, enlarge within the Easement Area, alter, add to within the Easement Area, improve, relocate within the Easement Area and remove, at any time and from time to time, electric lines, consisting of one or more lines of towers, poles and other structures, wires, cables, including ground wires and communication circuits, both overhead and underground, with necessary and convenient foundations, footings, conduits, pullboxes, circuit breakers, guy wires and anchors, insulators and crossarms placed on said structures, and other fixtures, appliances and appurtenances connected therewith (collectively, “Grantee’s Facilities”), necessary or convenient for the construction, operation, regulation, control, grounding and maintenance of electric lines and communication circuits, for the purpose of transmitting, distributing, regulating and controlling electric energy to be used for light, heat, power, communication, or other purposes, together with an easement and right of way across the Grantor Property as reasonably necessary for ingress and egress at any time and from time to time by Grantee to exercise Grantee’s rights under this Grant of Easement, and the right, at Grantee’s sole cost and expense, to clear and to keep clear the Easement Area free from explosives, buildings, structures, equipment, trees, vines, brush, combustible materials and any and all other obstructions of any kind, including, but not in any way in limitation of the generality of the foregoing, appurtenances, fences, and the parking of automobiles, trucks or other mechanical equipment, for protection from fire and other hazards and from interference with ingress and egress and with the unobstructed use of said easements and rights of way and every part thereof, and for any and all purposes herein mentioned.  The easements and rights of way described in this paragraph are sometimes collectively referred to in this Grant of Easement as the “Easements”.  Without limiting the generality of the foregoing, Grantor and Grantee shall each have the right from time to time in their reasonable discretion to relocate the Easement Area to a different location on the Grantor Property; provided, however, that any such relocation shall be subject to Grantor’s prior written approval; provided, further, that such approval shall not be unreasonably withheld, conditioned or delayed if such relocation would not materially interfere with Grantor’s use and enjoyment of the Grantor Property or otherwise materially adversely affect the Grantor Property.  In addition, if Grantor or Grantee exercises its right under this paragraph to relocate the Easement Area, such relocation shall be at the exercising party’s sole cost and expense.

Notwithstanding anything to the contrary, to the extent this instrument prohibits the existence of improvements in the Easement Area, such prohibition shall not apply to improvements existing as of the date hereof within the Easement Area (“Existing Improvements”); provided, however, that Grantee shall have the right in its sole and absolute discretion (and at Grantee’s sole cost, expense and liability) to remove or cause the removal of any such Existing Improvements to the extent Grantee deems such removal necessary or desirable.

In addition, whereas the Easements are non-exclusive as aforesaid, no person or entity (including, without limitation, Grantor) with any right, title or interest in or to all or any portion of the Easement Area shall use all or any portion of the Easement Area in a manner that unreasonably interferes with Grantee’s use and enjoyment of the Easements or any other rights granted under this instrument. Notwithstanding anything in this Grant of Easement to the contrary, the rights granted under this Grant of Easement are subject to all matters of record and all rights thereunder as of the date this Grant of Easement is first recorded in the Official Records of the County of San Bernardino, State of California.

Upon receipt of the prior written approval of Grantor (such approval not to be unreasonably withheld, conditioned or delayed), Grantee may assign, in whole or in part, to others, without limitation, and the right to apportion or divide in whatever manner Grantee reasonably deems necessary (whether by assignment, lease, sublease, subeasement, license, or any other means or manner whatsoever), any one or more, or all, of the Easements and this Grant of Easement and any rights under any one or more, or all of the Easements and this Grant of Easement, all at Grantee’s sole cost and expense.  Notwithstanding anything herein to the contrary, in addition to other reasons

2

for which it would be reasonable for Grantor to withhold, condition or delay its approval to the foregoing, it shall be reasonable for Grantor to withhold, condition or delay its approval of any such assignment, apportionment or division if such assignment, apportionment or division would materially interfere with Grantor’s use and enjoyment of the Grantor Property or otherwise materially adversely affect the Grantor Property.

Grantee shall have the right, at its sole cost and expense, to make such surface cuts within said Easement Area as may be necessary to maintain the clearance between the wires and cables and the surface of the ground that may be required by the orders of the Public Utilities Commission of the State of California, or other governmental body having jurisdiction thereof, or that may be necessary for the economical construction, maintenance or operation of said electric lines, communication circuits and appurtenances.

In addition to the right of Grantee to remove trees from said Easement Area, Grantee shall also have the right, at its sole cost and expense, to trim or top and to keep trimmed or topped any and all trees on the lands of Grantor within said Easement Area, and any and all trees on the lands of the Grantor adjacent to said Easement Area for a distance of 75 feet from the exterior lines of said Easement Area, to such heights as in the reasonable judgment of Grantee, its successors or permitted assigns, shall be reasonably necessary for the proper construction, operation and maintenance of said electric lines and communication circuits, but at no point outside of said Easement Area to a height of less than 50 feet.

Grantor, or Grantor’s successor or assigns, shall not deposit or permit or allow to be deposited, earth, rubbish, debris or any other substance or material, whether combustible or noncombustible, on the Easement Area, or so near thereto as to constitute, in the reasonable opinion of Grantee, its successors or permitted assigns, a menace or danger to said electric lines and communication circuits or which may in the reasonable opinion of Grantee, interfere with Grantee’s ready access to said electric lines and communication circuits.

Grantor shall have the right to attend or send a representative to any material activities involving soil excavation and/or construction conducted by Grantee or its employees, agents, contractors, vendors, or any other persons given access to the Easement Area by Grantee, at the Easement Area.  Grantee shall complete any and all records, reports, documents and manifests required by the governmental authorities or agencies having jurisdiction regarding the Grantee’s work and related activities at the Easement Area.  If Grantor should be required by applicable law to prepare, file or retain any records regarding the work performed by Grantee at the Easement Area, any and all costs incurred by Grantor to prepare, file and retain such records shall be reimbursed by Grantee.

Grantee shall have the right from time to time, to work on and/or make alterations, additions, replacements, removals, improvements or modifications to the Grantee’s Facilities; provided that said alterations, additions, replacements, removals, improvements or modifications shall be for the same category of use permitted hereunder and shall be made and otherwise subject to the terms of this Grant of Easement.  Grantee shall conduct all installation, operation, maintenance and repair for any and all such alterations, additions, replacements, removals, improvements or modifications of all Grantee’s Facilities at its sole cost and expense. Except in

3

the case of an emergency, Grantee shall obtain Grantor’s prior written approval (which approval shall not be unreasonably withheld, conditioned or delayed) for conducting all material installation, alteration, addition, replacement, removal, improvement, and modification of Grantee’s Facilities such that there shall be no material impact upon Grantor’s operations, security or safety anywhere on the Grantor Property (for purposes of clarity, Grantor acknowledges and agrees that no consent will be required in connection with routine operational activities or material repair and maintenance work to the extent such work will not materially impact Grantor’s assets or operations).

Grantee shall not take, authorize or direct any actions that would cause or allow, or could reasonably be expected to cause or allow, the Easement Area to be in violation of any applicable federal, state, or local laws, ordinances or regulations relating to industrial hygiene or to the environmental conditions on, under, about, or affecting the Easement Area.  Grantee shall not generate, manufacture, store, or dispose of on, under or about the Easement Area or transport to or from the Easement Area any flammable explosives, radioactive materials, hazardous wastes, toxic substances, or related materials, including without limitation any substances defined as or included in the definition of hazardous substances, hazardous wastes, hazardous materials, or toxic substances under any applicable federal or state laws or regulations (collectively referred to hereinafter as “Hazardous Materials”); provided, however, “Hazardous Materials” shall not include the incidental use of substances or materials to the extent used (and in quantities) in each case in compliance with applicable law.  Grantee shall promptly notify Grantor of the detection by Grantee or one of its employees, agents, contractors, vendors, or any other persons given access to the Easement Area by Grantee, of the presence in, or release to, the environment of any Hazardous Material, including but not limited to any release that must be reported pursuant to 40 C.F.R. Part 302 or 40 C.F.R. Part 355, or any applicable state law, relating to, arising out of or in connection with Grantee’s possession, occupation and use of the Easement Area, regardless of whether such Hazardous Material was brought onto, released or used on the Easement Area by Grantee.  After detection of the Hazardous Material, Grantee shall not conduct any activity, including without limitation excavation, drilling, subsurface construction, or use of an open flame, in the area of the Easement Area where the Hazardous Material is detected, until Grantee receives written or verbal approval from a representative of Grantor, such approval not to be unreasonably withheld, delayed or conditioned; provided that, such approval shall not establish any liability on the part of Grantor or reduce Grantee’s responsibility hereunder.  Notwithstanding the foregoing, if the Hazardous Materials are determined by Grantee to be at levels equal to or above applicable regulatory cleanup standards, then Grantee may promptly undertake reasonable remediation of such Hazardous Materials to the extent (and solely to the extent) necessary to comply with applicable law; provided that, Grantee must still provide Grantor with timely notice as described in this paragraph above.

Grantee covenants and agrees to, at its sole cost and expense, defend, protect, indemnify and hold harmless Grantor and its affiliates, and each of Grantor’s and its affiliates’ respective officers, directors, employees, agents, contractors, consultants, representatives, successors and assigns (“Grantor Indemnitees”),  from and against any and all claims, including any action or proceedings brought thereon, and all demands, suits, causes of action, judgments, costs, losses, demands, fees, fines, damages, expenses, obligations and liabilities (including reasonable

4

attorneys’ fees actually incurred and cost of suit, litigation, arbitration and settlement) of any kind or nature whatsoever, arising from or as a result of or in any way related to, directly or indirectly,  (i) Grantee’s exercise of any of the rights and privileges herein granted to Grantee, including without limitation damages relating to: (a) injury or death of any person (including without limitation, the employees of Grantor Indemnitees), (b) damage to, or loss or destruction of any property, or (c) damages to the environment, (ii) any breach by Grantee of this Grant of Easement, (iii) the use of the Easements and the Easement Area by Grantee, its agents, affiliates, employees or contractors and (iv) the acts or omissions of Grantee, its agents, affiliates, employees or contractors on or with respect to the Easement Area or the Grantor Property; provided, however, notwithstanding anything to the contrary, in no event shall Grantee have any liability to Grantor for the negligence or willful misconduct of Grantor, or its employees, agents, contractors, vendors, or any other persons given access to the Grantor Property by Grantor.  Grantee covenants and agrees to, at its sole cost and expense, keep or cause to be kept the Grantor Property, the Easement Area, and the improvements thereon, free and clear of and from any and all mechanics’, materialmens’ and other similar liens arising out of or in connection with the operations of Grantee (or any person claiming under Grantee) thereon or other activities of Grantee, or any other person claiming under Grantee, and to pay when due (or cause to be bonded) and discharged of record any and all lawful claims upon which any such lien may or could be based, and to save and hold Grantor, and the improvements thereon, free and harmless of and from any and all such liens and any and all claims of such liens and suits or other proceedings pertaining thereto.

Grantee shall maintain, at its sole cost and expense: (a) All-Risk property insurance against loss or damage in the amount of the full replacement cost of Grantee’s Facilities; (b) commercial general liability insurance (including contractual liability, broad form property damage, premises/operations and independent contractors) against claims for bodily injury, death or property damage occurring on, in, or about the Easement Area, such insurance to afford protection of not less than $5,000,000.00 per occurrence (provided, however, that the foregoing insurance limit can be provided by any combination of primary commercial general liability and excess liability insurance policies); (c) worker’s compensation insurance in statutory amounts, (d) automobile liability insurance affording protection of not less than $1,000,000.00 combined single limit per occurrence and (e) builder’s risk insurance written on a replacement cost or completed value basis; provided such insurance shall name Grantor as an additional insured, but only to the extent of Grantor’s interest.  All such insurance shall be issued by insurance companies authorized to do business in the state in which the Grantor Property is located and which are rated A:VI or better by Best’s Insurance Guide or otherwise approved by Grantor, and shall provide that the insurer shall not deny a claim because of the negligence of Grantee or anyone acting for Grantee.  Grantee shall procure policies for all insurance for periods of not less than one year, except with respect to builder’s risk insurance which shall be kept in full force and effect until completion, and shall provide to Grantor certificates of insurance including additional insured endorsements (with blanket endorsements being acceptable).(1)

(1)                                 Note to Draft: Grantor insurance requirements are being confirmed. In the event that Grantor’s insurance requirements regarding the Easement Area are more burdensome than those set forth in this paragraph, Grantor and Grantee will discuss reasonable modifications to this paragraph.

5

It is understood and agreed that this Grant of Easement does not convey to Grantee any right, title or interest in or to any oil, gas, petroleum or other mineral or hydrocarbon substances within the limits of the said Easement Area, or otherwise, but that Grantor and Grantor’s successors and assigns, in prospecting for or developing oil, gas, petroleum or other mineral or hydrocarbon substances will do so from adjacent land and in such a manner as will not endanger or interfere with the structures and facilities erected and installed under the Easements or with the operation or maintenance of the electric lines, communication circuits, or roads described under the Easements, and will not construct, place or maintain, or permit to be constructed, placed or maintained, any oil or mud sump, derrick, drilling rig, oil storage tank or other structure of any kind whatsoever, on any portion of said Easement Area.

It is further understood and agreed that no other easement or easements shall be granted on, under or over said Easement Area by Grantor to any person, firm or corporation without the previous written consent of Grantee, such consent not to be unreasonably withheld, conditioned, or delayed so long as such other easement or easements could not reasonably be expected to interfere with the rights of Grantee.

The terms, covenants and conditions of this Grant of Easement shall bind and inure to the benefits of the successors and assigns of Grantor and the successors and permitted assigns of Grantee.  Without limiting the generality of the foregoing, the provisions of this Grant of Easement shall run with the Grantor Property, and shall both benefit and bind the owners and each successive owner of the Grantor Property during their respective periods of ownership.  This Grant of Easement is made with the intent of satisfying the requirements of California Civil Code Section 1457 et. seq.

Grantee shall pay all taxes which may be levied or assessed on Grantee’s Facilities installed in the Easement Area, and Grantee further agrees to reimburse Grantor for the amount of any taxes which may be assessed against Grantor or by reason of Grantee owning Grantee’s Facilities.

Grantee shall not take, authorize or direct any actions that would, or could reasonably be expected to, cause or allow the Easement Area to be in violation of any applicable federal, state, or local laws, ordinances or regulations.  Grantee and its employees, agents, contractors, vendors, or any other persons given access to the Easement Area by Grantee shall comply with all applicable federal, state, or local laws, ordinances or regulations with respect to any of their respective activities performed with respect to the Easement Area or under rights granted under this Grant of Easement. Grantee further agrees to keep Grantee’s Facilities in good repair, working order and condition, making all reasonably necessary and proper repairs thereupon. Grantee shall be solely responsible, at Grantee’s sole cost and expense, for complying with all applicable federal, state and local laws, rules, orders, ordinances, regulations, and requirements now or hereafter enacted or promulgated and applicable to the Grantee’s Facilities or Grantee’s possession, occupation and use of the Easement Area, including, without limitation, those relating to occupational health and safety, and shall secure from any governmental authority or agency having jurisdiction over the Grantor Property or the Grantee’s Facilities any and all permits required in connection with the Grantee’s Facilities or Grantee’s use thereof.

Grantee acknowledges that it is familiar with the condition of the Grantor Property.

6

Grantor expressly disclaims any and all representations or warranties of any kind or nature regarding the Grantor Property. Further, the rights granted herein by Grantor are granted without warranty of title, whether express or implied, including all warranties which might arise by common law or by statute.

Grantor and Grantee hereby mutually acknowledge and agree that each grant of easement contained herein or made pursuant hereto is or shall be an easement only and that no easement granted or to be granted pursuant to this Grant of Easement, and no other provisions of this Grant of Easement, shall grant, demise, transfer, or otherwise convey, or may be deemed to grant, demise, transfer, or otherwise convey, to Grantee any other right, title, or interest whatsoever in or to any portion of the Grantor Property.

Grantee agrees to comply with the following requirements: (a) Grantee shall abide and operate in accordance with generally accepted industry good and safe work practices in the conduct of all activities affecting or upon the Easement Area (including without limitation in the activities of its contractors at the Easement Area); (b) except in the case of an emergency, Grantee shall not conduct any excavation, drilling or subsurface construction upon the Easement Area without the prior written approval of an authorized representative of Grantor, such approval not to be unreasonably withheld, conditioned or delayed, but such approval shall not create any liability on the part of Grantor or reduce Grantee’s responsibility hereunder; (c) Grantee hereby agrees that Grantor shall have the right to enter upon the Easement Area at any time for the purposes of inspecting the Easement Area compliance with the terms and conditions of this Grant of Easement, subject to such reasonable conditions as may be imposed by Grantee to protect Grantee’s property and to ensure the security of Grantee’s Facilities, and that Grantor may require that Grantee suspend operations on the Easement Area as reasonably requested by Grantor in the event of any noncompliance; (d) Grantor reserves and hereby retains the right, in cases of emergency, to enter the Easement Area, in order to address or prevent any environmental or safety incident or problem, or to maintain the integrity of the grounds and the equipment therein, including, but not necessarily limited to, maintaining, operating, replacing, or removing and replacing any facilities of Grantee, or requiring that Grantee suspend operations on the Easement Area as requested by Grantor in the event of any such emergency, with prompt notice to Grantee; and (e) no soils or groundwater shall be excavated at or removed from any portion of the Easement Area by Grantee unless the excavation, management, disposal and/or removal of any such soils or groundwater is performed in accordance with a written soil management plan (“Soil Management Plan”) developed by Grantee to the extent required by, and in compliance with, all applicable laws and regulatory requirements, including if necessary approval of a Soil Management Plan by the applicable governmental authorities or agencies having jurisdiction over the Easement Area, and approved by Grantor, such approval not to be unreasonably withheld, conditioned or delayed, but such approval shall not create any liability on the part of Grantor or reduce Grantee’s responsibility hereunder.

This Grant of Easement may be amended, modified or supplemented only by a written agreement executed by Grantor and Grantee.  Any failure by either party to pay, perform, observe, satisfy or comply with any obligation, covenant, condition or term in this Grant of Easement may be expressly waived only by a written agreement executed by the non-failing party, and any such

7

waiver shall not operate as a waiver of any subsequent failure to pay, perform, observe, satisfy or comply with the same or any other obligation, covenant, condition or term.

This Grant of Easement shall be construed and enforced in accordance with the laws of the State of California.

[SIGNATURE PAGE ATTACHED]

8

EXECUTED this          day of       ,  2017.

GRANTOR:
NRG CALIFORNIA SOUTH LP, a Delaware
limited partnership

By:
Name:
Title:

GRANTEE:

, a

By:
Name:
Title:

9

State of California	)
) ss
County of	)

On                              before me,                                                           , a Notary Public, personally appeared               , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature

State of California	)
) ss
County of	)

On                              before me,__ ,                                                           a Notary Public, personally appeared               , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature

10

FINAL FORM

EXHIBIT A

Grantor Property

APN: 0516-272-33

PARCEL 2 OF PARCEL MAP 15198, AS SHOWN BY PARCEL MAP ON FILE IN BOOK 185 PAGES 15 THROUGH 17, INCLUSIVE, OF PARCEL MAPS, RECORDS OF SAN BERNARDINO COUNTY, CALIFORNIA.

EXHIBIT B

Shared Licenses and Permits

None.

EXHIBIT B

Easement Area

[See Attached]

EXHIBIT "B"

LEGEND:
"EASEMENT AREA"
(APPROX. 8.95 AC)
NRG CALIFORNIA
SOUTH LP. BOUNDARY
APN: 0516-331-06
OWNER: SOCAL EDISON CO.
APN: 0516-272-19
OWNER: SOCAL EDISON CO.
(E) 220 kV
APN: 0516-272-33
OWNER: NRG CALIFORNIA SOUTH LP
PROPOSED 120' GEN-TIE
"EASEMENT AREA"
(E) 115 kV
APN: 0516-331-06
OWNER: SOCAL EDISON CO.
400 0 400
SCALE: 1"=400'

11-27-17

SHEET 1 OF 2

EXHIBIT "B"

LEGEND:
"EASEMENT AREA"
(APPROX. 8.95 AC)
NRG CALIFORNIA
SOUTH LP. BOUNDARY
APN: 0516-331-06
OWNER: SOCAL EDISON CO.
APN: 0516-272-19
OWNER: SOCAL EDISON CO.
(E) 220 kV
APN: 0516-272-33
OWNER: NRG CALIFORNIA SOUTH LP
PROPOSED 120' GEN-TIE
"EASEMENT AREA"
(E) 115 kV
APN: 0516-331-06
OWNER: SOCAL EDISON CO.
400
0
400
SCALE: 1"=400'

11-27-17 SHEET 2 OF 2

EXHIBIT C

ASSIGNMENT OF MEMBERSHIP INTERESTS AGREEMENT

This ASSIGNMENT OF MEMBERSHIP INTERESTS (this “Assignment”) is made and entered into effective as of [•], 201[•], by and among NRG Gas Development Company, LLC (“Assignor”), [GenOn entity] (“Assignee”) and NRG Energy, Inc. (“NRG”).  All capitalized terms used, but not defined, in this Assignment shall have the same meanings as in the Cooperation Agreement (defined below). Assignor, Assignee and NRG are each sometimes referred to herein as a “Party” and together as the “Parties”.

RECITALS:

A.                                    GenOn Energy, Inc. (“GenOn”) and NRG have entered into that certain Cooperation Agreement dated as of December 14, 2017 (the “Cooperation Agreement”).

B.                                    Under the terms of the Cooperation Agreement, upon exercise of the Canal 3 Option, Assignor has agreed to sell, transfer and assign all of its membership interests (the “Assigned Interests”) in and to NRG Canal 3 Development LLC, a Delaware limited liability company (the “Company”) to Assignee and Assignee has agreed to purchase and accept the Assigned Interests for the consideration set forth in the Cooperation Agreement.

AGREEMENTS:

NOW, THEREFORE, in consideration of the mutual promises herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1.                                      In consideration of the Canal 3 Option Price (as defined in the Cooperation Agreement), Assignor hereby sells, transfers and assigns all of Assignor’s right, title and interest in and to the Assigned Interests to Assignee, free and clear of all Liens (as defined in the Cooperation Agreement).

2.                                      Assignee hereby purchases and accepts the assignment described in Paragraph 1 above and assumes and releases Assignor from the performance all of Assignor’s obligations.

3.                                      Assignor does hereby withdraw from the Company as a member of the Company, and shall cease to be a member of the Company and cease to have or exercise any right or power as a member of the Company, in each case effective as of the date hereof.

4.                                      Assignor hereby represents and warrants to Assignee that

(a)         Assignor is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Delaware. Assignor has full corporate power and authority to enter into this Assignment, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by Assignor of this Assignment, the performance by Assignor of its obligations hereunder, and the consummation by Assignor of the transactions contemplated hereby have been duly authorized by all requisite limited liability company action on the part of Assignor. This Assignment has been duly executed and delivered by Assignor and this Assignment constitutes a legal, valid and binding obligation of Assignor enforceable against Assignor in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and general equitable principles whether considered in a proceeding in equity or at law.

(b)         Assignor owns, and the Assigned Interests constitute, 100% of the membership interests in the Company. The Assigned Interests have been duly authorized, are validly issued, fully paid and non-assessable, and are owned of record and beneficially by Assignor, free and clear of all Liens. Upon consummation of the transactions contemplated by this Assignment, Assignee shall own all of the Assigned Interests, free and clear of all Liens. All of the Assigned Interests were issued in compliance with applicable laws. None of the Assigned Interests were issued in violation of any agreement, arrangement or commitment to which Assignor or the Company is a party or is subject to or in violation of any preemptive or similar rights of any person or entity. There are no outstanding or authorized options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the membership interests of the Company or obligating Assignor or the Company to issue or sell any equity securities of, or any other interest in, the Company. The Company does not have outstanding or authorized any equity appreciation, phantom equity, profit participation or similar rights. There are no voting trusts, stockholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the Assigned Interests.

(c)          The execution, delivery and performance by Assignor of this Assignment, and the consummation of the transactions contemplated hereby, do not and will not: (i) conflict with or result in a violation or breach of, or default under, any provision of the articles of organization, operating agreement or other organizational documents of Assignor or the Company; (ii) conflict with or result in a violation or breach of any provision of any law or order applicable to Assignor or the Company in any material respect; (iii) require the consent or notice to or other action by any Person under, conflict with, result in a violation or breach of, constitute a default or an event that, with or without notice or lapse of time or both, would constitute a default under, result in the acceleration of or create in any party the right to accelerate, terminate, modify or cancel any contract to which Assignor or the Company is a party or by which Assignor or the Company is bound or to which any of their respective properties or assets are subject or any permit affecting the properties, assets or business of the Company; or (iv) result in the creation or imposition of any Lien on any properties or assets of the Company. No consent, approval, permit, order, declaration or filing with, or notice to, any governmental authority is required by or with respect to Assignor or the Company in connection with the execution and delivery of this Assignment and the consummation of the transactions contemplated hereby, except for any such consents, approvals, authorizations, registrations, declarations or notices that have been obtained, filed or delivered, as applicable, prior to the date hereof.

(d)         The Company does not own any real property or other material assets unrelated to Canal 3, except as provided in Schedule 4(d). Neither Assignor nor any of its affiliates (other than the Company) owns any assets primarily used in or related to the Company or the business of the Company.

(e)          The Company, is and has been for the last two years in compliance with all laws applicable to it or its business, properties or assets in all material respects.

(f)           All material permits required for the Company to conduct its business as currently conducted have been obtained by it and are valid and in full force and effect. All fees and charges with respect to such permits as of the date hereof have been paid in full. Schedule

4(f) attached hereto lists all current material permits issued to the Company, including the names of the permits and their respective dates of issuance and expiration. All fees and charges with respect to such permits as of the date hereof have been paid in full. Other than described in Schedule 4(f), no event has occurred that, with or without notice or lapse of time or both, would reasonably be expected to result in the revocation, suspension, lapse or limitation of any permit set forth on Schedule 4(f).

(g)          The Company has no material liabilities, obligations or commitments of any nature whatsoever, asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured or otherwise except for its liabilities under the contracts listed on Schedule 4(i) and permits under Schedule 4(f).

(h)         The Company does not have, and has never had, any employees.

(i)             Schedule 4(i) attached hereto lists each material contract of the Company (such contracts required to be listed, the “Contracts”). Each Contract is valid and binding on the Company (and, to the knowledge of Assignor, the relevant counterparty(ies)) in accordance with its terms and is in full force and effect, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and general equitable principles whether considered in a proceeding in equity or at law. None of the Company or, to Assignor’s knowledge, any other party thereto is in breach of or default under (or is alleged to be in breach of or default under), or has provided or received any notice of any intention to terminate, any Contract. No event or circumstance has occurred that, with notice or lapse of time or both, would constitute an event of default under any Contract or result in a termination thereof or would cause or permit the acceleration or other changes of any right or obligation or the loss of any benefit thereunder. Complete and correct copies of each Contract (including all modifications, amendments and supplements thereto and waivers thereunder) have been made available to Assignee prior to the date of the Cooperation Agreement (or prior to the receipt of the applicable consents in the case of contracts entered into after the date of the Cooperation Agreement in accordance with clause (z) of the second sentence of Section 2.1(a) of the Cooperation Agreement.

5.                                      Assignee hereby represents and warrants to Assignor that

(a)         Assignee is a [company] duly organized, validly existing and in good standing under the Laws of the State of [Delaware]. Assignee has full corporate power and authority to enter into this Assignment, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by Assignee of this Assignment, the performance by Assignee of its obligations hereunder, and the consummation by Assignee of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Assignee. This Assignment has been duly executed and delivered by Assignee and this Assignment constitutes a legal, valid and binding obligation of Assignee enforceable against Assignee in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and general equitable principles whether considered in a proceeding in equity or at law.

(b)         The execution, delivery and performance by Assignee of this Assignment and the consummation of the transactions contemplated hereby, do not and will not: (i) conflict with or result in a violation or breach of, or default under, any provision of the organizational documents of Assignee; or (ii) conflict with or result in a violation or breach of any provision of any law or order applicable to Assignee in any material respect after the receipt of any required regulatory approvals.

6.                                      The Assignor’s representations and warranties made in this Assignment shall terminate upon the second anniversary of the date of this Assignment, except with respect to Sections 4(a), (b), (c)(i), and (d) (collectively, the “Fundamental Representations and Warranties”), which shall survive indefinitely or the latest date permitted by applicable Law.

7.                                      This Assignment shall be construed and enforced in accordance with the laws of the State of Delaware.

8.                                      This Assignment may be executed in any number of counterparts (including by electronic means), each of which shall be deemed an original and all of which together shall constitute one and the same instrument. Any amendments to this Assignment shall be in a writing signed by all Parties.

9.                                      NRG shall cause Assignor to perform all of Assignor’s obligations under this Assignment and shall indemnify, defend and hold harmless GenOn and its Affiliates from any and all liabilities, losses, damages, obligations, costs or expenses (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses) arising as a result of or related to a breach of any of the representations, warranties, covenants or agreements of Assignor contained in this Assignment or in the Cooperation Agreement as it relates to Canal 3 and its Affiliates; provided, however, that Assignor and NRG shall have no liability for breach of any representation or warranty (except with respect to any Fundamental Representations and Warranties) until GenOn’s losses, expenses, claims or other liabilities related to such breach exceed 2% of the Canal 3 Option Price and then Assignor’s and NRG’s aggregate liability for any breach of any representation or warranty (except with respect to any Fundamental Representations and Warranties) shall not exceed 10% of the Canal 3 Option Price.

10.                               This Assignment shall be binding on and inure to the benefit of the Parties and their respective successors and assigns.

[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned have executed this Assignment on the date first written above.

Assignee:

[GENON ENTITY]

By:
Name:
Title:

Assignor:

NRG Gas Development Company, LLC

By:
Name:
Title:

NRG:

NRG Energy, Inc.

By:
Name:
Title:

DISCLOSURE SCHEDULES

TO

ASSIGNMENT OF MEMBERSHIP INTERESTS AGREEMENT

by and among

NRG GAS DEVELOPMENT COMPANY, LLC,

[GENON entity],

and

NRG ENERGY, INC.

Dated [     ], [20  ]

These Disclosure Schedules are being delivered pursuant to and form part of that certain Assignment of Membership Interests, dated as of [     ], [20  ] (the “Assignment”), by and among NRG Gas Development Company, LLC (“Assignor”), [GenOn entity] (“Assignee”) and NRG Energy, Inc. (“NRG”). Capitalized terms used but not defined herein shall have the meanings set forth in the Assignment. Any matter set forth under any item in any section or subsection of these Disclosure Schedules shall be deemed disclosed with respect to any other section or subsection to which the relevance of such item to such other section or subsection is reasonably apparent on its face.

The headings to each section and subsection included in these Disclosure Schedules are inserted for convenience only and shall not create a different standard for disclosure than the language set forth in the Assignment.

1

SCHEDULE 4(d)(1)

Real Property

None.

(1)  Note to Draft: Subject to update solely to reflect matters arising after the date of the Cooperation Agreement and prior to the closing of the transaction described in the Assignment of Membership Interests Agreement. On reasonable request, NRG will provide GenOn with any updates with respect to events between the date of the Agreement and the date of the request affecting the representations in the Assignment of Membership Interests Agreement.

2

SCHEDULE 4(f)(2)

Material Permits

1.              Energy Facility Siting Board Final Decision for EFSB 15-06 and D.P.U. 15-180 issued July 5, 2017, which decision has been appealed in Conservation Law Foundation v. Energy Facilities Siting Board, Mass. (2017) (No. SJ-2017-290).

2.              Certificate of the Secretary of Energy and Environmental Affairs on the Final Environmental Impact Report under the Massachusetts Environmental Policy Act for the Canal 3 Project issued August 26, 2016.

3.              Massachusetts Department of Environmental Protection approval of Major Comprehensive Plan Application SE-16-015 issued August 4, 2017.

4.              Massachusetts Department of Environmental Protection Prevention of Significant Deterioration Permit for application SE-16-015 issued September 29, 2017.

5.              Massachusetts Department of Environmental Protection, Division of Waterways approval for Minor Modification to DEP License No. 5107 issued January 13, 2017.

6.              Department of the Army, US Army Corps of Engineers approval to modify permit number NAE-2009-02843 issued February 6, 2017.

7.              Federal Aviation Administration Determination of No Hazard to Air Navigation for Canal Unit 3 Stack issued September 5, 2017.

8.              Sandwich Conservation Commission Order of Conditions under Massachusetts Wetlands Protection Act and Town of Sandwich Wetlands Protection Bylaw issued March 22, 2017.

9.              Development of Regional Impact Decision for the Canal Unit 3 Project (#EIR-DRI15016) Approval by the Cape Cod Commission issued December 1, 2016.

10.       Town of Sandwich Old King’s Highway Historic District Committee Certificate of Appropriateness issued January 25, 2017.

(2)  Note to Draft: Subject to update solely to reflect matters arising after the date of the Cooperation Agreement and prior to the closing of the transaction described in the Assignment of Membership Interests Agreement. On reasonable request, NRG will provide GenOn with any updates with respect to events between the date of the Agreement and the date of the request affecting the representations in the Assignment of Membership Interests Agreement.

3

SCHEDULE 4(i)(3)

Material Contracts

1.              Option and Lease Agreement between NRG Canal LLC and NRG Canal 3 Development LLC dated March 31, 2016.

2.              Shared Facilities Agreement by and between NRG Canal 3 Development LLC and NRG Canal LLC dated December 16, 2016.

3.              Operation and Maintenance Agreement by and between NRG Canal LLC and NRG Canal 3 Development LLC dated December 16, 2016.

4.              Large Generator Interconnection Agreement by and among ISO New England Inc., NRG Canal 3 Development LLC and NSTAR Electric Company - Original Service Agreement No. LGIA-ISONE/NSTAR-16-01 Effective Date March 24, 2016.

5.              Large Generator Interconnection Agreement by and among ISO New England Inc., NRG Canal 3 Development LLC and NSTAR Electric Company -  First Revised Service Agreement No. LGIA-ISONE/NSTAR-16-01 Effective Date July 31, 2017.

6.              Payment in Lieu of Tax Agreement by and between the Town of Sandwich and NRG Canal 3 Development LLC dated October 19, 2016.

7.              Payment in Lieu of Tax Agreement by and between the Sandwich Water District and NRG Canal 3 Development LLC dated [June 20, 2017].

8.              Host Community Agreement by and between the Town of Sandwich and NRG Canal 3 Development LLC dated October 19, 2016.

9.              Grant of Easement from NSTAR Electric Company d/b/a/ Eversource (Grantor) to NRG Canal 3 Development LLC (Grantee) dated May 2, 2017.

10.       Easement Agreement between Massachusetts Department of Transportation and NRG Canal 3 Development LLC dated December 12, 2017 (or thereabouts).

11.       Canal 3 Simple Cycle Project Combustion Turbine Generator Supply Contract by and between NRG Canal 3 Development LLC and General Electric Company Dated as of September 29, 2016 (PO 4501724473).

(3)  Note to Draft: Subject to update solely to reflect matters arising after the date of the Cooperation Agreement and prior to the closing of the transaction described in the Assignment of Membership Interests Agreement. On reasonable request, NRG will provide GenOn with any updates with respect to events between the date of the Agreement and the date of the request affecting the representations in the Assignment of Membership Interests Agreement.

4

12.       NRG Canal 3 Simple Cycle Project Purchase Order Cover Sheet for Purchase and Install of GSU Transformers by and between NRG Canal 3 Development LLC and Hyundai Transformers USA, Inc. dated March 9th, 2017 (PO 4501759340).

13.       Engineering, Procurement and Construction Agreement by and among NRG Canal 3 Development LLC, Skanska USA Civil Northeast, Inc. and Burns & McDonnell Engineering Company, Inc. Jointly and Severally for the Canal 3 Simple Cycle Project Agreement No 4501753920 dated February 27, 2017 (PO 4501753920).

14.       Amended and Restated Engineering, Procurement and Construction Agreement by and among NRG Canal 3 Development LLC, Skanska/Burns & McDonnell III JV A Joint Venture of Skanska USA Civil Northeast, Inc. and Burns & McDonnell Engineering Company, Inc. Jointly and Severally for the Canal 3 Simple Cycle Project Agreement No 4501753920 dated October 30, 2017 (PO 4501753920).

15.       Engineer, Procure and Construct Agreement for the Canal 3- 345kV Electric Transmission Interconnect by and between NRG Canal 3 Development LLC and Dashiell Corporation Agreement No. 4501780456 dated June 27, 2017 (PO 4501780456).

16.       Multi-year Capacity Supply Obligation with ISO New England Inc. held by NRG Power Marketing LLC (Lead Participant ID: 50192) for Canal 3 (Resource ID: 38310) in the amount of 333MW during the commitment period commencing on June 1, 2019 and ending on May 31, 2026 including obligations and rights specified in ISO New England Inc.’s Transmission, Markets and Services Tariff.

17.       Purchase and Sale Agreement between James E. Benedetto and Deborah J. Benedetto (Seller) and NRG Canal 3 Development LLC (Buyer) for the land with buildings and improvements located at 1 Freezer Road, Sandwich, MA dated December [  ], 2017.

NRG Canal 3 Development LLC Purchase Orders:

1.              4501709315 GZA GEOENVIRONMENTAL INC dated 8/9/2016

2.              4501739153 LIGHTSHIP ENGINEERING LLC dated 12/27/2016

3.              4501753729 TRC ENVIRONMENTAL CORPORATION dated 2/16/2017

4.              4501756600 TETRA TECH EC INC dated 2/27/2017

5.              4501756724 ATLANTIC DESIGN ENGINEERS INC dated 2/28/2017

6.              4501756731 ATLANTIC DESIGN ENGINEERS INC dated 2/28/2017

7.              4501756753 URS ENERGY & CONSTRUCTION INC dated 2/28/2017

8.              4501756811 URS ENERGY & CONSTRUCTION INC dated 2/28/2017

9.              4501782458 PAUL J MORIARTY & ASSOCIATES INC dated 7/11/2017

10.       4501787143 LEIDOS ENGINEERING LLC dated 8/4/2017

11.       4501789758 GAS UNLIMITED INC dated 8/21/2017

12.       4501789849 CONTROL ANALYTICS INC. dated 8/22/2017

13.       4501791794 MASSTANK INSPECTION SERVICES LLC dated 9/1/2017

14.       4501792419 ENVIRONMENTAL SYSTEMS CORPORATION dated 9/7/2017

15.       4501794832 STANTEC CONSULTING SERVICES INC dated 9/19/2017

5

16.       4501796732 MALARK LOGISTICS INC dated 9/29/2017

17.       4501797121 RHINEHART RAILROAD CONSTRUCTION INC. dated 10/2/2017

18.       4501799252 WESTERN MOUNTAIN INC dated 10/13/2017

19.       4501801143 INTERCONNECT OF WESTERNPA INC dated 10/25/2017

20.       4501801222 BAY CRANE NORTHEAST BAY CRANE SERVICE INC dated 10/25/2017

6

EXHIBIT D

ASSIGNMENT OF MEMBERSHIP INTERESTS AGREEMENT

This ASSIGNMENT OF MEMBERSHIP INTERESTS (this “Assignment”) is made and entered into effective as of [•], 201[•], by and between NRG Energy, Inc. (“Assignor”) and [GenOn] (“Assignee”). All capitalized terms used, but not defined, in this Assignment shall have the same meanings as in the Cooperation Agreement (defined below). Assignor and Assignee are each sometimes referred to herein as a “Party” and together as the “Parties”.

RECITALS:

A.                                    Assignor and Assignee have entered into that certain Cooperation Agreement dated as of December 14, 2017 (the “Cooperation Agreement”).

B.                                    Under the terms of the Cooperation Agreement, upon Assignee’s exercise of the Avon Lake Option, Assignor has agreed to sell, transfer and assign all of its membership interests (the “Assigned Interests”) in and to NRG Ohio Pipeline Company LLC, a Delaware limited liability company (the “Company”) to Assignee and Assignee has agreed to purchase and accept the Assigned Interests for the consideration set forth in the Cooperation Agreement.

AGREEMENTS:

NOW, THEREFORE, in consideration of the mutual promises herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1.                                      In consideration of the Avon Lake Option Price (as defined in the Cooperation Agreement), Assignor hereby sells, transfers and assigns all of Assignor’s right, title and interest in and to the Assigned Interests to Assignee, free and clear of all Liens (as defined in the Cooperation Agreement).

2.                                      Assignee hereby purchases and accepts the assignment described in Paragraph 1 above and assumes and releases Assignor from the performance all of Assignor’s obligations.

3.                                      Assignor does hereby withdraw from the Company as a member of the Company, and shall cease to be a member of the Company and cease to have or exercise any right or power as a member of the Company, in each case effective as of the date hereof.

4.                                      Assignor hereby represents and warrants to Assignee that

(a)         Assignor is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. Assignor has full corporate power and authority to enter into this Assignment, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by Assignor of this Assignment, the performance by Assignor of its obligations hereunder, and the consummation by Assignor of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Assignor. This Assignment has been duly executed and delivered by Assignor and this Assignment constitutes a legal, valid and binding obligation of Assignor enforceable against Assignor in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and general equitable principles whether considered in a proceeding in equity or at law.

(b)         Assignor owns, and the Assigned Interests constitute, 100% of the membership interests in the Company. The Assigned Interests have been duly authorized, are validly issued, fully paid and non-assessable, and are owned of record and beneficially by Assignor, free and clear of all Liens. Upon consummation of the transactions contemplated by this Assignment, Assignee shall own all of the Assigned Interests, free and clear of all Liens. All of the Assigned Interests were issued in compliance with applicable laws. None of the Assigned Interests were issued in violation of any agreement, arrangement or commitment to which Assignor or the Company is a party or is subject to or in violation of any preemptive or similar rights of any person or entity. There are no outstanding or authorized options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the membership interests of the Company or obligating Assignor or the Company to issue or sell any equity securities of, or any other interest in, the Company. The Company does not have outstanding or authorized any equity appreciation, phantom equity, profit participation or similar rights. There are no voting trusts, stockholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the Assigned Interests.

(c)          The execution, delivery and performance by Assignor of this Assignment, and the consummation of the transactions contemplated hereby, do not and will not: (i) conflict with or result in a violation or breach of, or default under, any provision of the certificate of incorporation, by-laws or other organizational documents of Assignor or the Company; (ii) conflict with or result in a violation or breach of any provision of any law or order applicable to Assignor or the Company in any material respect; (iii) require the consent or notice to or other action by any Person under, conflict with, result in a violation or breach of, constitute a default or an event that, with or without notice or lapse of time or both, would constitute a default under, result in the acceleration of or create in any party the right to accelerate, terminate, modify or cancel any contract to which Assignor or the Company is a party or by which Assignor or the Company is bound or to which any of their respective properties or assets are subject or any permit affecting the properties, assets or business of the Company; or (iv) result in the creation or imposition of any Lien on any properties or assets of the Company. No consent, approval, permit, order, declaration or filing with, or notice to, any governmental authority is required by or with respect to Assignor or the Company in connection with the execution and delivery of this Assignment and the consummation of the transactions contemplated hereby, except for any such consents, approvals, authorizations, registrations, declarations or notices that have been obtained, filed or delivered, as applicable, prior to the date hereof.

(d)         The Company does not own any real property or other material assets unrelated to Avon Lake. Neither Assignor nor any of its affiliates (other than the Company) owns any assets primarily used in or related to the Company or the business of the Company, except as set forth in Schedule 4(d).

(e)          The Company is (and has been for the last two years) in compliance with all laws applicable to it or its business, properties or assets in all material respects.

(f)           All material permits required for the Company to conduct its business as currently conducted have been obtained by it and are valid and in full force and effect. All fees and charges with respect to such permits as of the date hereof have been paid in full. Schedule

4(f) attached hereto lists all current material permits issued to the Company, including the names of the permits and their respective dates of issuance and expiration. All fees and charges with respect to such permits as of the date hereof have been paid in full. Other than described in Schedule 4(f), no event has occurred that, with or without notice or lapse of time or both, would reasonably be expected to result in the revocation, suspension, lapse or limitation of any permit set forth on Schedule 4(f).

(g)          The Company has no material liabilities, obligations or commitments of any nature whatsoever, asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured or otherwise except for liabilities described in Schedule 4(g), the contracts listed on Schedule 4(i) and permits under Schedule 4(f).

(h)         The Company does not have, and has never had, any employees.

(i)             Schedule 4(i) attached hereto lists each material contract of the Company (such contracts required to be listed, the “Contracts”). Each Contract is valid and binding on the Company (and, to the knowledge of Assignor, the relevant counterparty(ies)) in accordance with its terms and is in full force and effect, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and general equitable principles whether considered in a proceeding in equity or at law. None of the Company or, to Assignor’s knowledge, any other party thereto is in breach of or default under (or is alleged to be in breach of or default under), or has provided or received any notice of any intention to terminate, any Contract. No event or circumstance has occurred that, with notice or lapse of time or both, would constitute an event of default under any Contract or result in a termination thereof or would cause or permit the acceleration or other changes of any right or obligation or the loss of any benefit thereunder. Complete and correct copies of each Contract (including all modifications, amendments and supplements thereto and waivers thereunder) have been made available to Assignee prior to the date of the Cooperation Agreement (or prior to the receipt of the applicable consents in the case of contracts entered into after the date of the Cooperation Agreement in accordance with clause (z) of the second sentence of Section 2.1(c) of the Cooperation Agreement.

5.                                      Assignee hereby represents and warrants to Assignor that

(a)         Assignee is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. Assignee has full corporate power and authority to enter into this Assignment, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by Assignee of this Assignment, the performance by Assignee of its obligations hereunder, and the consummation by Assignee of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Assignee. This Assignment has been duly executed and delivered by Assignee and this Assignment constitutes a legal, valid and binding obligation of Assignee enforceable against Assignee in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and general equitable principles whether considered in a proceeding in equity or at law.

(b)         The execution, delivery and performance by Assignee of this Assignment and the consummation of the transactions contemplated hereby, do not and will not: (i) conflict with or result in a violation or breach of, or default under, any provision of the organizational documents of Assignee; or (ii) conflict with or result in a violation or breach of any provision of any law or order applicable to Assignee in any material respect after the receipt of any required regulatory approvals.

6.                                      The Assignor’s representations and warranties made in this Assignment shall terminate upon the second anniversary of the date of this Assignment, except with respect to Sections 4(a), (b), (c)(i), and (d) (collectively, the “Fundamental Representations and Warranties”), which shall survive indefinitely or the latest date permitted by applicable Law.

7.                                      NRG shall cause Assignor to perform all of Assignor’s obligations under this Assignment and shall indemnify, defend and hold harmless GenOn and its Affiliates from any and all liabilities, losses, damages, obligations, costs or expenses (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses) arising as a result of or related to a breach of any of the representations, warranties, covenants or agreements of Assignor contained in this Assignment or in the Cooperation Agreement as it relates to the Avon Lake Pipeline or NRG Ohio Pipeline Company LLC or their respective Affiliates; provided, however, that Assignor and NRG shall have no liability for breach of any representation or warranty (except with respect to any Fundamental Representations and Warranties) until GenOn’s losses, expenses, claims or other liabilities related to such breach exceed 2% of the Avon Lake Option Price and then Assignor’s and NRG’s aggregate liability for any breach of any representation or warranty (except with respect to any Fundamental Representations and Warranties) shall not exceed 10% of the Avon Lake Option Price.

8.                                      This Assignment shall be construed and enforced in accordance with the Laws of the State of Delaware.

9.                                      This Assignment may be executed in any number of counterparts (including by electronic means), each of which shall be deemed an original and all of which together shall constitute one and the same instrument. Any amendments to this Assignment shall be in a writing signed by all Parties.

10.                               This Assignment shall be binding on and inure to the benefit of the Parties and their respective successors and assigns.

[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned have executed this Assignment on the date first written above.

Assignee:

[GenOn Energy, Inc.]

By:
Name:
Title:

Assignor:

NRG Energy, Inc.

By:
Name:
Title:

DISCLOSURE SCHEDULES

TO

ASSIGNMENT OF MEMBERSHIP INTERESTS AGREEMENT

by and between

NRG ENERGY, INC.

and

[GENON ENERGY, INC.]

Dated [     ], [20  ]

These Disclosure Schedules are being delivered pursuant to and form part of that certain Assignment of Membership Interests, dated as of [     ], [20  ] (the “Assignment”), by and between NRG Energy, Inc. (“Assignor”) and [GenOn] (“Assignee”). Capitalized terms used but not defined herein shall have the meanings set forth in the Assignment. Any matter set forth under any item in any section or subsection of these Disclosure Schedules shall be deemed disclosed with respect to any other section or subsection to which the relevance of such item to such other section or subsection is reasonably apparent on its face.

The headings to each section and subsection included in these Disclosure Schedules are inserted for convenience only and shall not create a different standard for disclosure than the language set forth in the Assignment.

1

SCHEDULE 4(d)(1)

Real Property

None.

(1)  Note to Draft: Subject to update solely to reflect matters arising after the date of the Cooperation Agreement and prior to the closing of the transaction described in the Assignment of Membership Interests Agreement. On reasonable request, NRG will provide GenOn with any updates with respect to events between the date of the Agreement and the date of the request affecting the representations in the Assignment of Membership Interests Agreement.

2

SCHEDULE 4(f)(2)

Material Permits

1.              Pipeline Certificate for NRG Ohio Pipeline Company LLC by the Public Utilities Commission of Ohio, Case No. 13-2315-PL-ACE, issued February 26, 2014.

2.              Pipeline Certificate for NRG Ohio Pipeline Company LLC by the Ohio Power Siting Board, Case No. 14-1717-GA-BLN, issued June 4, 2015, expiration date June 4, 2017, extended on March 2, 2017 with a new expiration of June 4, 2018.

3.              Erosion and Sediment Control Plan for NRG Ohio Pipeline Company LLC by the Lorain Soil & Water Conservation District, issued December 23, 2014.

4.              Storm Water Pollution Prevention Plan for NRG Ohio Pipeline Company LLC by the City of Elyria, Ohio, issued January 2, 2015.

(2)  Note to Draft: Subject to update solely to reflect matters arising after the date of the Cooperation Agreement and prior to the closing of the transaction described in the Assignment of Membership Interests Agreement. On reasonable request, NRG will provide GenOn with any updates with respect to events between the date of the Agreement and the date of the request affecting the representations in the Assignment of Membership Interests Agreement.

3

SCHEDULE 4(g)(3)

Material Liabilities

CASE NAME	SCOPE
NRG v. DENNIS SAMUEL	Dismissal — attorney fee settlement
NRG v. DOWNER RICHARD	Dismissal — attorney fee settlement
NRG v. HELFRICH MATTHIAS & JOANNE	Dismissal — attorney fee settlement
NRG v. KELLING ALBERT G & KERECZ JOAN TRUSTEE	Dismissal — attorney fee settlement
NRG v. PARKER HOLDINGS LTD	Dismissal — attorney fee settlement
NRG v. Putsay	Dismissal — attorney fee settlement
NRG v. K Hovnanian	Dismissal — attorney fee litigation
NRG v. Conlin	Landowner request to buyback easement-litigation
NRG v. Borling	Landowner request to buyback easement-litigation
NRG v. Miller	Attorney fee dispute
NRG v. Vajda	Motion to Enforce Settlement (Easement)
NRG v. Thorne	Motion to Enforce Settlement (Easement)
NRG v. Plas	Motion to Enforce Settlement (Easement)- to be filed in January

(3)  Note to Draft: Subject to update solely to reflect matters arising after the date of the Cooperation Agreement and prior to the closing of the transaction described in the Assignment of Membership Interests Agreement. On reasonable request, NRG will provide GenOn with any updates with respect to events between the date of the Agreement and the date of the request affecting the representations in the Assignment of Membership Interests Agreement.

4

NRG v. Noster	Motion to Enforce Settlement (Easement)
NRG Ohio Pipeline Company LLC v. Board of Trustees of Lorain County Community College	Settlement for Easement.

5

SCHEDULE 4(i)(4)

Material Contracts

Easements

1.              Alumalloy LLC (04-00-005-700-004)

2.              Avon Development LLC (04-00-002-101-170)

3.              Barbara J Demaline (04-00-001-008)

4.              Barbara J Demaline (04-00-001-064)

5.              Beverly Rumpler (11-00-093-101-058 and 11-00-093-101-066)

6.              Borling, Charles (10-00-016-000-070)

7.              Carlisle Golf Club Inc. (10-00-017-000-013)

8.              Carlisle Golf Club Inc. (10-00-017-000-014)

9.              Carsson P. Gilgenbach (11-00-087-000-014)

10.       City of North Ridgeville (07-00-046-101-044)

11.       David Sayles and Debra Sayles (11-00-097-000-005)

12.       Dorothy Fees (07-00-048-000-005)

13.       Dorothy Fees (07-00-048-000-006)

14.       Dorothy Fees and Carl D. Ternes (07-00-047-000-054)

15.       Edmund A. and Angela S. Carter (11-00-086-000-057)

16.       Edward Kurianowicz (07-00-044-102-038)

17.       Fathers of St. Joseph Inc. (04-00-001-102-007)

18.       Gail A. Ralich (04-00-002-101-292)

19.       Gary R. and Kathleen M. Conlin (11-00-094-000-048)

(4)  Note to Draft: Subject to update solely to reflect matters arising after the date of the Cooperation Agreement and prior to the closing of the transaction described in the Assignment of Membership Interests Agreement. On reasonable request, NRG will provide GenOn with any updates with respect to events between the date of the Agreement and the date of the request affecting the representations in the Assignment of Membership Interests Agreement.

6

20.       Gateway Development LLC (07-00-046-108-056)

21.       George Vonya and Debra Vonya (10-00-016-000-113)

22.       Gerald N. Macbeth (10-00-016-000-040)

23.       Harper L. Strickler and Brenda K. Strickler (07-00-044-102-037)

24.       Holt, William L and Anna Marie (04-00-001-102-055)

25.       Irene T. Kaulins (04-00-001-102-022)

26.       Jane Marquard Lunas (07-00-044-102-033)

27.       Joan M. Kerecz, Trustee (04-00-001-102-050)

28.       John D. Leonowich, Successor Trustee (07-00-048-000-002)

29.       John M. Ryan and Laurel V. Ryan (10-00-016-000-064)

30.       Julius, Thomas A. and Johanna (04-00-001-102-056)

31.       Kevin and Diane Palm (10-00-024-000-207)

32.       KP Hospitality LLC (04-00-004-103-019)

33.       Lloyd Development Inc. (04-00-005-000-081)

34.       Lorain County Board of Supervisors (11-00-0093-7101-076)

35.       Louis G and Gail E Betzel (07-00-043-101-002)

36.       Mark D. and Darlene Julius (04-00-001-102-057)

37.       Michael A. Kistner and Lana K. Kistner (11-00-097-000-004)

38.       Michael L. Foor and Stacie Baird Foor (10-00-016-000-082)

39.       Michael L. Foor and Stacie Baird Foor (10-00-016-000-087)

40.       Moon Road Holdings LLC (04-00-002-101-175)

41.       Motta Family Trust (10-00-017-000-015)

42.       Motta Family Trust (10-00-024-000-130)

43.       NRG Power Midwest LP (07-00-048-000-007)

44.       Orchard Trail Development Group LLC (04-00-002-101-008)

7

45.       Orchard Trail Development Group LLC (04-00-002-101-172)

46.       Orchard Trail Homeowners Association Inc. (04-00-002-101-248)

47.       Out On a Limb (04-00-005-701-008)

48.       Peggy Marie Resar (11-00-094-000-056)

49.       Penta-star Enterprises LLC  (04-00-005-000-083)

50.       Ray D Roach and Fannie M. Roach, Co-Trustees (11-00-092-000-036)

51.       Raymond Mohler and Diane Palm (10-00-024-000-206)

52.       Richard and Carol Petersen (04-00-001-102-021)

53.       Richard and Ellen Braatz (04-00-001-102-012)

54.       Robert B. and Debra J. Kubasak (11-00-094-000-050)

55.       Rural Lorain County Water Authority (04-00-005-000-070)

56.       Rykon Plating, Inc. (04-00-005-000-047)

57.       Schafer Development Co. Inc. (04-00-001-102-104)

58.       Schafer Properties IV LLC (04-00-001-102-103)

59.       Sklenar, Ruth A. (11-00-093-102-027)

60.       Springvale Development Company, Ltd (11-00-085-000-074)

61.       Springvale Development Company, Ltd (11-00-096-000-041)

62.       Sunrise Development Co. (07-00-048-000-007)

63.       Sylvester default judgment (04-00-002-101-021)

64.       Terry C. Christensen (11-00-092-000-078)

65.       The Spitzer Hardware and Supply Company (11-00-095-000-045)

66.       The Spitzer Hardware and Supply Company (11-00-095-000-049)

67.       Theresa M. Wukie, Trustee (11-00-095-000-030)

68.       Thomas B. Brock and Mary J. Brock (04-00-006-114-061)

69.       Tillery Holdings, LLC (04-00-005-700-002)

8

70.       Victoria S. Wearsch and Timothy W. Wearsch (07-00-044-102-032)

71.       Victoria S. Wearsch and Timothy W. Wearsch (07-00-044-102-047)

72.       White Oak Ranch LLC (10-00-024-000-200)

73.       William Kantosky (11-00-096-000-042 and 11-00-097-000-031

74.       William Kantosky, Executor of the Estate of Hanry Kantosky (11-00-096-000-042 and 11-00-097-000-031)

9

EXHIBIT E

Intercompany Development-Related Agreements

Agreements related to the development of the:

1.              SMECO CT facility